Exhibit 10.12

AECOM TECHNOLOGY CORPORATION

MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated Effective as of January 1, 2005

Applicable to Benefits Earned or Vesting after December 31, 2004

I.                                        ESTABLISHMENT AND PURPOSE

1.1         Effective July 1, 1998, AECOM Technology Corporation (the “Company”) established the Management Supplemental Executive Retirement Plan (the “Plan”) to supplement the retirement benefits payable to certain employees under the AECOM Pension Plan. The Plan is intended to be an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees described in section 201(2) of ERISA.

1.2                               The Plan has been amended and restated to read as set forth herein, effective as of January 1, 2005, to meet the requirements of section 409A of the Code. All benefits accrued and vested under the Plan on or before December 31, 2004 shall be payable under the terms of the Plan as in effect on December 31, 2004, and are intended to be subject to the grandfathering rules of section 409A of the Code. Benefits that accrued under the Plan prior to January 1, 2005 but that were not yet vested on December 31, 2004, as well as benefits accrued on and after January 1, 2005, are subject to section 409A of the Code, and shall be payable in accordance with the terms of the Plan as amended and restated effective as of January 1, 2005.

1.3                               During the period between January 1, 2005 (the effective date of section 409A of the Code) and the date of adoption of this Amendment and Restatement, the Company has administered the Plan with the intent of being in good faith compliance with section 409A of the Code.

II.                                   DEFINITIONS

2.1                               Actuarial Equivalent has the same meaning given that term under the AECOM Pension Plan.

2.2                               AECOM Pension Plan means the AECOM Technology Corporation Pension Plan, as amended from time to time.

2.3                               AECOM SERP  means the (i) AECOM Technology Corporation Supplemental Executive Retirement Plan, Dated October 1, 1992 (also known as the “1992 SERP”), or (ii) the AECOM Technology Corporation Supplemental Executive Retirement Plan, Effective July 1, 1996 (also known as the “1996 SERP”), as applicable.

2.4                               Beneficiary means the person(s) designated by the Participant in writing to receive any death benefits payable under the AECOM Pension Plan.

2.5                               Board means the Board of Directors of the Company.

2.6                               Code means the Internal Revenue Code of 1986, as amended from time to time, including the regulations and rulings of general applicability issued thereunder.

2.7                               Committee means the Pension Committee or such other committee designated or appointed by the Board to administer the Plan.

2.8                               Company means AECOM Technology Corporation.

2.9                               Early Retirement Date means the later of the Participant’s attainment of age 55 or his completion of five years of vesting service, as determined under the AECOM Technology Corporation Pension Plan.

2.10                        Effective Date means July 1, 1998. The Effective Date of this amendment and restatement of the Plan is January 1, 2005.

2.11                        ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.12                        Excess Benefit Plan means the AECOM Technology Corporation Excess Benefit Plan.

2.13                        Participant means an employee of the Company who (a) is a member of a select group of management or highly compensated employees (within the meaning of Section 201(2) of ERISA), and (b) has ceased to participate in the AECOM Pension Plan pursuant to the provisions of Section 3.1(a)(2) thereof. The Committee shall maintain a record of Participants.

2.14                        Plan Administrator means the Committee.

2.15                        Plan Year means the twelve consecutive month period ending on September 30.

2.16                        Retirement Date means the first day of the month following the latest of (i) the Participant’s Early Retirement Date (unless the Participant has elected to receive a lump sum distribution of his Plan benefit, in which case this clause (i) shall be inapplicable), (ii) the Participant’s Separation from Service for any reason, including death, or (iii) the date as of which the Participant has elected to receive or commence receiving his benefits under the Plan.

2.17                        Separation from Service shall mean the Participant’s complete termination of employment with all Employers and other entities affiliated with the

Company, voluntarily or involuntarily, for any reason other than on account of death, or as otherwise provided under section 409A of the Code. For purposes of the foregoing, whether an entity is affiliated with the Company shall be determined pursuant to the controlled group rules of section 414 of the Code, as modified by section 409A of the Code. Notwithstanding the foregoing, the Participant’s employment relationship with the Employer shall be treated as continuing intact while the individual is on a military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months (or longer, if required by statute or contract). If the period of the leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period, solely for purposes of applying section 409A of the Code.

2.18                        Specified Employee means a Participant who, as of the date of the Participant’s Separation from Service, is a “key employee” of the Company (within the meaning of section 416(i) of the Code, as modified by section 409A of the Code) at any time within the preceding 12-month period. A “key employee” is generally an employee who at any time during the 12-month period is:

(a)                                 An officer of the Company having annual compensation greater than $130,000 (as adjusted for changes in the cost of living pursuant to section 416(i)(1) of the Code), but limited to the 50 highest-paid officers of the Company;

(b)                                 A five-percent owner of the Company; or

(c)                                  A one-percent owner of the Company having annual compensation from the Company of more than $500,000.

2.19                        Spouse means the person to whom the Participant is married on his Retirement Date.

2.20                        Total AECOM Pension Plan Benefit means the annual benefit the participant would have received under the AECOM Pension Plan, if the following amendments to the AECOM Pension Plan had not been adopted:

(a)                                 The amendments effective July 1, 1998 and January 1, 2002, terminating participation for Members eligible for the AECOM Technology Corporation Incentive Compensation Plan; and

(b)                                 The amendments effective October 31, 2004, terminating participation for certain Members who received Presidential bonuses.

For this purpose, the Offset Amount shall be calculated without regard to Section 3.1(a)(2)(v) of the AECOM Pension Plan.

2.21                        Year of Service means a year of “Credited Service,” as such term is defined in the AECOM Pension Plan.

III.                              BENEFITS

3.1                               Plan Benefits

A Participant shall be entitled to a Plan benefit that equals (a) minus (b) minus (c), where:

(a)                                 Equals the Participant’s Total AECOM Pension Plan Benefit;

(b)                                 Equals the annual benefit payable to the Participant under the AECOM Pension Plan; and

(c)          Equals the Participant’s annual benefit under the Plan as of December 31, 2004, determined under the terms of the Plan as in effect on that date.

3.2                               Rules Regarding Reductions

For purposes of calculating the amounts payable under the AECOM Pension Plan under Section 3.1, any portion of the Participant’s benefit under the AECOM Pension Plan that is payable (or has been paid) to another person pursuant to a court order shall be treated as payable to the Participant.

3.3                               Form of Benefit and Date of Commencement

(a)                                 Unless a Participant makes an election pursuant to paragraph (b), below, the Participant’s benefit under the Plan shall be paid in equal monthly installments over the Participant’s life, ending with the last payment made before his death.

(b)                                 Subject to paragraph (d), below, the Participant may instead elect to receive his benefit in any of the optional forms of benefit provided under the AECOM Pension Plan.

(c)                                  If the Participant is a Specified Employee, the payment or commencement of payment of the portion of the benefit that accrued and vested on or after January 1, 2005 shall be delayed until six months following his Retirement Date, and it shall include any payments that would have been made since his Retirement Date but for the six-month delay. If the Participant is not a Specified Employee, payment shall be made or commence as of the first of the month coinciding with or next following his Retirement Date.

(d)                                 The Participant’s election as to the form of his benefit must be made in writing within 30 days of the date he is notified by the Company of his participation in the Plan (or, if later, by December 31, 2008, or such later date established by the Internal Revenue Service in relevant transition guidance under section 409A of the Code). Notwithstanding the foregoing, if a newly eligible Participant previously commenced participation in the Excess Benefit Plan or the AECOM SERP, the election made by the Participant under the first of such plans by which he became covered shall also serve as his election under this Plan. A Participant may file a new election as to the time or form of payment, provided all of the following conditions are met: (a) the election is made at least 12 months prior to the prior commencement date; (b) the election does not take effect for at least 12 months, and (c) the new election specifies a commencement date that is at least 5 years later than the prior commencement date. A Participant’s election solely to switch from one actuarially equivalent form of annuity to another, made prior to the commencement date, is not considered a new election. At any time during which a Participant does not have a valid election on file with the Committee, the Participant shall be deemed to have elected to commence benefits in the normal form of payment for such Participant under the Pension Plan at the later of (1) the Participant’s Early Retirement Date or (2) the Participant’s Separation from Service.

3.4                               Pre-Retirement Death Benefit

If the Participant dies while employed by the Company (whether or not before his Early Retirement Date), his surviving Spouse (if any) shall receive a monthly benefit for life equal to the amount that the Spouse would have received under the AECOM Pension Plan, minus the amount received under the AECOM Pension Plan. Such benefit shall commence as of the first day of the month coinciding with or next following the date of the Participant’s death.

IV.                          AMENDMENT AND TERMINATION

4.1                               Amendment

Subject to the requirements of section 409A of the Code, the Board reserves the right in its discretion to amend this Plan at any time in whole or in part; provided, however, that no amendment shall result in the forfeiture of any Participant’s Plan benefits earned prior to the date the Board adopts the amendment. The Company shall notify Participants (and the Spouses of deceased Participants) of any amendments that affect the amount or timing of benefits within 90 days of the effective date of such amendments.

4.2                               Termination

The Board may terminate the Plan at any time, but only in accordance with the provisions of section 409A of the Code. The termination shall not result in the forfeiture of any Participant’s benefits earned prior to the date on which the Board adopts the resolution terminating the Plan. In any event:

(a)                                 A termination of the Plan may not occur in response to a downturn in the financial health of the Company;

(b)                                 The Company shall terminate all other plans or arrangements of the same type (as determined under section 409A of the Code) concurrently with the termination of this Plan; and

(c)                                  The Company shall not adopt any new plan of the same type (as determined under section 409A of the Code) for at least three years following the termination of this Plan.

Following the Plan’s termination pursuant to this Article IV, each Participant shall receive a lump sum payment of his vested Plan benefit. Such payment shall be made no less than 13 months or more than 24 months after the termination date, as determined by the Committee.

V.                               ADMINISTRATION

5.1          The Plan shall be adopted by the Company and shall be administered by the Committee.

5.2          The Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Plan, to construe and interpret the Plan, and the rules and regulations, and to make all other determinations and interpretations of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, except as otherwise provided by law. Committee members who are Participants shall abstain from voting on any Plan matters that would cause them to be in constructive receipt of benefits under the Plan. The Committee may delegate its responsibilities as it sees fit.

5.3                               If a Participant or Spouse believes that benefits have been incorrectly calculated or denied, such person may file a claim with the Committee. The Committee shall follow the claims procedures set forth in the AECOM Pension Plan.

5.4                               All Plan administrative expenses shall be paid by the Company.

5.5                               The Company shall indemnify the Committee and each Committee member against any and all claims, losses, damages, expenses (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member’s official capacity, except when due to the individual’s own gross negligence or willful misconduct.

VI.                          GENERAL PROVISIONS

6.1                               No Funding Obligation

The amounts accrued by a Participant hereunder are not held in a trust or escrow account and are not secured by any specific assets of the Company or in which the Company has an interest. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither the Participant, the Spouse, nor the Participant’s estate shall have any rights against the Company with respect to any portion of the Participant’s benefits except as a general unsecured creditor of the Company. No Participant has an interest in his benefits until the Participant actually receives the payment. Notwithstanding the foregoing, the Company may create and fund a “rabbi trust” (the “Trust”) with respect to the Plan. The creation and funding of said Trust shall not create a security interest in the property of such Trust in favor of the Participant, the Spouse or the Participant’s estate, or otherwise cause a funding of the Plan or Trust in any manner inconsistent with the preceding provisions of this Section 6.1. The amount of any contributions to such Trust shall be totally discretionary as determined by the Company. Any amount paid from such Trust to the Participant shall reduce the amount to be paid pursuant to this Plan by the Participating Employer. In the event the amounts paid from the Trust are insufficient to provide the full benefits payable to the Participant under this Plan, the Participating Employer shall pay the remainder of such benefit in accordance with the terms of the Plan. It is the intention of the Participating Employers that this Plan and Trust be considered unfunded for purposes of the Code and Title I of ERISA.

6.2                          Non-alienation of Benefits

No benefit under the Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant or Spouse, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant or Spouse.

6.3                          Limitation of Rights

Nothing in the Plan shall be construed to limit in any way the right of the Company to terminate a Participant’s employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Company (a) will employ a Participant in any particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards from such programs.

6.4                          Applicable Law

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of California, except to the extent preempted by ERISA or the Code.

This Plan is hereby adopted by the Company on the 4th day of December, 2008.